Exhibit 10.37
SENSATA TECHNOLOGIES HOLDING N.V.
(the "Company")
RESTRICTED SECURITIES
Date: __________
Issue to:
__________ ("Participant")

__________ Ordinary Shares, par value €0.01 per Ordinary Share, at a purchase price of €0.01 per Ordinary Share in cash.
The foregoing securities are "Restricted Securities" as such term is defined in the Sensata Technologies Holding N.V. 2010 Equity Incentive Plan ("Plan"), and such Restricted Securities are subject to all of the terms and conditions of the Plan in effect from time to time, except as otherwise provided herein. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Plan.
The foregoing Restricted Securities shall be issued to Participant upon payment to the Company of the aggregate purchase price of €_____ in cash, which amount represents the aggregate par value of all Ordinary Shares issued to Participant pursuant to this Agreement.
The foregoing Restricted Securities will be subject to performance vesting only and will performance vest only so long as Participant remains employed by the Company or one of its Subsidiaries. The cumulative percentage of Restricted Securities set forth in the first column below will vest on __________ based upon the relative achievement of the Target as set forth opposite such cumulative percentage.

Cumulative Percentage of Restricted Securities Vested	Percentage of Target Achieved
—%	Less than 90%
50%	90%
75%	95%
100%	100%
125%	105%
150%	110% or greater
As used herein, "Target" means the Company's adjusted net income of $_____ million for the fiscal year ending __________. The Company's adjusted net income shall be calculated to exclude the impact of any dividends or other equity distributions and refinancing transactions.
To the extent the Company achieves greater than 100% of the Target and, as a result, Participant becomes entitled to Restricted Securities in addition to the foregoing Restricted Securities (the "Additional

Restricted Securities"), the Additional Restricted Securities shall be issued to Participant on __________ upon payment to the Company of the aggregate purchase price in cash calculated by multiplying the number of Additional Restricted Securities by €0.01, which amount represents the aggregate par value of such Ordinary Shares issued to Participant pursuant to this Agreement. The Additional Restricted Securities shall be fully vested upon issuance. The Additional Restricted Securities shall be subject to all of the terms and conditions of the Plan in effect from time to time, except as otherwise provided herein.
By way of example only, using 1,000 ordinary shares, if the Company's adjusted net income for fiscal year _____ is $_____ million (or _____% of the Target), then _____ (or _____%) of the foregoing Restricted Securities shall vest on __________. If the Company's adjusted net income for fiscal year _____ is $_____ million (or _____% of the Target), then _____ (or _____%) of the foregoing Restricted Securities shall vest and Participant shall be entitled to receive _____ Additional Restricted Securities (which shall be fully vested upon issuance) on __________.
Notwithstanding the above and Section 4.5 of the Plan, if on the Termination Date the Participant is _____ years of age or more and has twenty (20) years or more of service to the Company or its Subsidiaries (including time with Texas Instruments prior to April 27, 2006) then provisions (a) and (b) above shall not apply and Participant's Restricted Securities will continue to vest and Participant will not be required to exercise any vested Restricted Securities within 60 days of the Termination Date (meaning that such Restricted Securities shall remain eligible for exercise until expiration).
Participant agrees at all times to cast all votes to which Participant is entitled in respect of Participant's Award Securities (which terms shall include, for the avoidance of doubt, the Additional Restricted Securities), whether at any annual or special meeting, by written consent or otherwise, in such manner as the Company may instruct by written notice. Further, Participant hereby grants to the Company an irrevocable proxy coupled with an interest to vote, including in any action by written consent, Participant's Award Securities as the Company deems appropriate in its sole discretion, which proxy shall be valid and remain in effect with respect to all Award Securities until they cease to be Award Securities pursuant to the terms of the Plan.
This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.
* * * *

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has executed this agreement effective as of the date first above written.

SENSATA TECHNOLOGIES HOLDING N.V.

By:

Name:

Title:

Accepted and Agreed: